EXHIBIT 99.2
News
For Immediate Release	Contact:
November 12, 2014	(212) 878-1831
Rick Honey

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, November 12, 2014—Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on December 11, 2014 to stockholders of record on November 28, 2014.

New York-based Minerals Technologies Inc. is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, environmental, energy, polymer and consumer products industries. The company reported sales of $1.02 billion in 2013.
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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com/